                                                                     EXHIBIT 4.1

EXECUTION COPY

                       AMENDMENT NO. 2 TO CREDIT AGREEMENT

      This Amendment (this "Amendment") is entered into as of November 23, 2004 by and among Robbins & Myers, Inc., an Ohio corporation (the "Borrower"), Robbins & Myers Finance Europe B.V., a Netherlands corporation (the "Subsidiary Borrower"), Bank One, NA, individually and as administrative agent (the "Agent"), and the other financial institutions signatory hereto.

                                    RECITALS

      A. The Borrower, the Subsidiary Borrower, the Agent and the Lenders are party to that certain Third Amended and Restated Credit Agreement dated as of October 7, 2003 (as amended, the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

      B. The Borrower, the Subsidiary Borrower, the Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

      Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

      1. Amendment to Credit Agreement. Upon the "Effective Date" (as defined below), the Credit Agreement shall be amended as follows:

      (a) Each of the following terms defined in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

            "Consolidated EBIT" shall mean, for any period for any person, Consolidated Net Income of such person for such period, plus, to the extent deducted in computing Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense for such period, (ii) Cash Tax Expense for such period, and (iii) the amount, not to exceed $7,000,000 in the aggregate, of cash restructuring charges for severance and other costs related to the restructuring of the Romaco and Reactor Systems business units to the extent such charges are taken prior to August 31, 2005, minus, to the extent added in computing such Consolidated Net Income for such period, the sum of (i) any interest income and (ii) any non-cash income or non-cash gains during such period that requires footnote disclosure on financial statements, reports or other filings pursuant to or in accordance with GAAP or applicable SEC regulations, all as determined on a consolidated basis with respect to such person and its Consolidated Subsidiaries in accordance with GAAP.

            "Consolidated EBITDA" shall mean, for any period for any person, Consolidated Net Income of such person for such period, plus, to the extent deducted in computing such Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense for such period, (ii) Cash Tax Expense for such period, (iii) depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses, and (iv) the amount, not to exceed $7,000,000 in the aggregate, of cash restructuring charges for severance and other costs related to the restructuring of the Romaco and Reactor Systems business units to the extent such charges are taken prior to August 31, 2005, minus, to the extent added in computing such Consolidated Net Income for such period, the sum of (i) any interest income, and (ii) any non-cash income or non-cash gains during such period that requires footnote disclosure on financial statements, reports or other filings pursuant to or in accordance with GAAP or applicable SEC regulations, all as determined on a consolidated basis with respect to such person and its Consolidated Subsidiaries in accordance with GAAP.

      (b) Section 6.05(m) is amended by deleting the word "and" at the end thereof; and Section 6.05(n) is amended by inserting the word "and" at the end thereof.

      (c) Section 6.05 is amended by adding a new Section 6.05(o) to read as follows:

            (o) notwithstanding clause (f) of this Section 6.05, the Borrower and any Subsidiaries may sell, lease, transfer, assign or dispose of real estate and fixed assets relating to the Technoglass facility, the Mexico City facility, and the Unipac facility to any other person;

      (d) Section 6.13(a) is amended in its entirety to read as follows:

            (a) Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio (i) to be less than
      1.75 to 1.00 for any Reference Period ending on or prior to February 28, 2005, (ii) to be less than 2.00 to 1.0 for any Reference Period ending after February 28, 2005 and on or prior to August 31, 2005, (iii) to be less than 2.25 to 1.0 for any Reference Period ending after August 31, 2005 and on or prior to November 30, 2005, or (iv) to be less than 2.50 to
      1.0 for any Reference Period ending thereafter.

      (e) Section 6.13(b) is amended in its entirety to read as follows:

            (b) Consolidated Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio to exceed 4.50 to 1.00 for any Reference Period ending on or prior to February 28, 2005 (ii) to exceed 4.25 to 1.0 for any Reference Period ending after February 28, 2005 and on or prior to May 31, 2005, (iii) to exceed 4.00 to 1.0 for any Reference Period ending after May 31, 2005 and on or prior to August 31, 2005, (iv) to exceed 3.75 to 1.0 for any Reference Period ending after August 31, 2005 and on or prior to November 30, 2005, or (v) to exceed 3.5 to 1.0 for any Reference Period ending thereafter.

      (f) Schedule 2.02(a) is deleted in its entirety and replaced with Schedule 2.02(a) attached hereto.

      2. Waivers. The Lenders hereby waive:

      (a) any breach of Section 6.04(g) of the Credit Agreement arising solely from the Borrower's non-compliance with Section 6.04(g)(G) in connection with the acquisition by the Borrower of a 50% ownership interest in Ingeniere Pharmaceutique Modulaire S.A., so long as, in connection with such acquisition, all other conditions set forth in Section 6.04(g) are satisfied and the aggregate amount of consideration for such acquisition does not exceed $3,000,000;

      (b) any breach of Section 6.06(a) arising solely from the Borrower's non-compliance with the Consolidated Leverage Ratio set forth in Section 6.01(q) in connection with a prepayment made on the Romaco Notes in an amount not to exceed 2,452,000 euros;

      3. Reduction of Commitments. Pursuant to Sections 2.10(b) and (d), the Revolving Credit Commitments shall be reduced to $100,000,000 as of the Effective Date. The Lenders hereby waive any non-compliance (i) with the requirement set forth in Section 2.10(b) to provide notice to the Administrative Agent and (ii) with the requirement set forth in Section 2.10(d) to pay Facility Fees to the Administrative Agent for the account of the Lenders prior to the time otherwise required by Section 2.06.

      4. Representations and Warranties of the Borrowers. Each of the Borrowers represents and warrants that:

      (a) The execution, delivery and performance by such Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally;

      (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof;

      (c) Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall conflict with or breach any of the terms of the Senior Notes or Subordinated Notes;

      (d) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

      5. Effective Date. This Amendment shall become effective upon the execution and delivery hereof by the Borrower, the Subsidiary Borrower, the Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders); provided that Sections 1 and 2 hereof shall not become effective until the date (the "Effective Date") when the following additional conditions have also been satisfied:

      (a) Each of the Guarantors has executed and delivered a reaffirmation of Guaranty in the form of Exhibit A hereto.

      (b) The Borrower has paid to the Agent (for the benefit of each Lender signatory hereto as of the Effective Date) an amendment fee equal to 0.15% of such Lender's Commitment on the Effective Date (before giving effect to this Amendment) and has paid such other fees to the Agent relating to this Amendment as may be separately agreed to, which fees shall be deemed fully earned and non-refundable on the Effective Date.

      6. Reference to and Effect Upon the Credit Agreement.

      (a) Except as specifically amended or waived above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

      (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

      7. Costs and Expenses. The Borrower hereby affirms its obligation under
Section 9.05 of the Credit Agreement to reimburse the Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Agent with respect thereto.

      8. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

      10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                            [signature pages follow]

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                             ROBBINS & MYERS, INC.,
                                             AS BORROWER

                                             By: \s\ Kevin J. Brown
                                                 -------------------------------
                                             Name: Kevin Brown
                                             Title: Vice President, Finance and
                                                    Chief Financial Officer

                                             ROBBINS & MYERS FINANCE
                                             EUROPE B.V., AS SUBSIDIARY BORROWER

                                             By: \s\ Kevin J. Brown
                                                 -------------------------------
                                             Name: Kevin J. Brown
                                             Title: Treasurer

                    [Signature Page to Robbins & Myers, Inc.
                      Amendment No. 2 to Credit Agreement]

                                             BANK ONE, NA, AS ADMINISTRATIVE
                                             AGENT, ISSUING BANK AND LENDER

                                             By: \s\ Dana E. Jurgens
                                                 -------------------------------
                                             Name: Dana E. Jurgens
                                             Title: Director

                    [Signature Page to Robbins & Myers, Inc.
                      Amendment No. 2 to Credit Agreement]

                                             HARRIS TRUST AND SAVINGS BANK

                                             By: \s\ Thad D. Rasche
                                                 -------------------------------
                                             Name: Thad D. Rasche
                                             Title: Vice President

                    [Signature Page to Robbins & Myers, Inc.
                      Amendment No. 2 to Credit Agreement]

                                             NATIONAL CITY BANK

                                             By: \s\ Neal J. Hinker
                                                 -------------------------------
                                             Name: Neal J. Hinker
                                             Title: Senior Vice President

                    [Signature Page to Robbins & Myers, Inc.
                      Amendment No. 2 to Credit Agreement]

                                             WACHOVIA BANK, N.A.

                                             By: \s\ Sarah T. Warren
                                                 -------------------------------
                                             Name: Sarah T. Warren
                                             Title: Director

                    [Signature Page to Robbins & Myers, Inc.
                      Amendment No. 2 to Credit Agreement]

                                             THE BANK OF NOVA SCOTIA

                                             By: \s\ V. H. Gibson
                                                 -------------------------------
                                             Name: V. Gibson, Assistant Agent
                                             Title: ____________________________

                    [Signature Page to Robbins & Myers, Inc.
                      Amendment No. 2 to Credit Agreement]

                                             FIFTH THIRD BANK (WESTERN OHIO)

                                             By: \s\ Michael D. Lopez
                                                 -------------------------------
                                             Name: Michael D. Lopez
                                             Title: Relationship Manager - Large
                                             Corporate

                    [Signature Page to Robbins & Myers, Inc.
                      Amendment No. 2 to Credit Agreement]

                                            UNICREDITO ITALIANO,
                                            NEW YORK BRANCH

                                            By: \s\ Christopher J. Eldin
                                                --------------------------------
                                            Name: Christopher J. Eldin
                                            Title: First Vice President & Deputy
                                            Manager

                                            By: \s\ Charles Michael
                                                --------------------------------
                                            Name: Charles Michael
                                            Title: Vice President

                    [Signature Page to Robbins & Myers, Inc.
                      Amendment No. 2 to Credit Agreement]

                                SCHEDULE 2.02(a)

                          REVOLVING CREDIT COMMITMENTS

LENDER                                              COMMITMENT             PRO RATA %
----------------------------------------           ------------            ----------
Bank One, NA                                       $ 20,000,000                   20%
                                                   ------------            ---------
Harris Trust and Savings Bank                      $ 16,000,000                   16%
                                                   ------------            ---------
National City Bank                                 $ 16,000,000                   16%
                                                   ------------            ---------
Wachovia Bank, N.A.                                $ 13,600,000                13.60%
                                                   ------------            ---------
The Bank of Nova Scotia                            $ 13,600,000                13.60%
                                                   ------------            ---------
Fifth Third Bank                                   $ 13,600,000                13.60%
                                                   ------------            ---------
Unicredito Italiano, New York Branch               $  7,200,000                 7.20%
                                                   ------------            ---------
                                                   $100,000,000
                                                   ------------

                    [Signature Page to Robbins & Myers, Inc.
                      Amendment No. 2 to Credit Agreement]

                                    EXHIBIT A

                            REAFFIRMATION OF GUARANTY

            Each of the undersigned acknowledges receipt of a copy of Amendment No. 2 to Third Amended and Restated Credit Agreement dated as of November 23, 2004 (the "Amendment"), consents to such amendment and each of the transactions referenced therein and hereby reaffirms its obligations under the Guarantee Agreement dated as of May 15, 1998 (as defined in the Amendment).

Dated as of November 23, 2004

                                               PFAUDLER, INC.

                                               By: \s\ Kevin J. Brown
                                                   -----------------------------
                                                   Name: Kevin J. Brown
                                                   Title: Treasurer

                                               EDLON, INC.

                                               By: \s\ Kevin J. Brown
                                                   -----------------------------
                                                   Name: Kevin J. Brown
                                                   Title: Treasurer

                                               GLASTEEL PARTS AND SERVICES, INC.

                                                By: \s\ Kevin J. Brown
                                                    ----------------------------
                                                    Name: Kevin J. Brown
                                                    Title: Treasurer

                                               E.C. MOTORS, INC.

                                               By: \s\ Kevin J. Brown
                                                   -----------------------------
                                                   Name: Kevin J. Brown
                                                   Title: Treasurer

                                               INDEX MANUFACTURING CO., INC.

                                               By: \s\ Kevin J. Brown
                                                   -----------------------------
                                                   Name: Kevin J. Brown
                                                   Title: Treasurer

                                               MOYNO, INC.

                                               By: \s\ Kevin J. Brown
                                                   -----------------------------
                                                   Name: Kevin J. Brown
                                                   Title: Treasurer

                                               PIEPENBROCK ENTERPRISES, INC.

                                               By: \s\ Kevin J. Brown
                                                   -----------------------------
                                                   Name: Kevin J. Brown
                                                   Title: Treasurer

                                               R&M ENVIRONMENTAL STRATEGIES,
                                               INC.

                                               By: \s\ Kevin J. Brown
                                                   -----------------------------
                                                   Name: Kevin J. Brown
                                                   Title: Treasurer

                                               ROBBINS & MYERS ENERGY SYSTEMS,
                                               INC.

                                               By: \s\ Kevin J. Brown
                                                   -----------------------------
                                                   Name: Kevin J. Brown
                                                   Title: Treasurer

                                               TARBY OF DELAWARE, INC.

                                               By: \s\ Kevin J. Brown
                                                   -----------------------------
                                                   Name: Kevin J. Brown
                                                   Title: Treasurer

                                               ROBBINS & MYERS ENERGY SYSTEMS,
                                               L.P.

                                               By: Robbins & Myers Energy
                                                   Systems, Inc., as general
                                                   partner

                                               By: \s\ Kevin J. Brown
                                                   -----------------------------
                                                   Name: Kevin J. Brown
                                                   Title: Treasurer

                                               ROBBINS & MYERS HOLDINGS, INC.

                                                By: \s\ Kevin J. Brown
                                                    ----------------------------
                                                    Name: Kevin J. Brown
                                                    Title: Treasurer

                                               ROMACO, INC.

                                                By: \s\ Kevin J. Brown
                                                    ----------------------------
                                                    Name: Kevin J. Brown
                                                    Title: Treasurer